Exhibit 5.1

Secure Computing Corporation
June 20, 2007
Page 1

June 20, 2007	Main (650) 324-7000 Fax (650) 324-0638

Secure Computing Corporation

4810 Harwood Road

San Jose, California 95124

RE:     Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Secure Computing Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, 5,675,000 shares, par value of $0.01 per share, of its Common Stock (the “Shares”), of which 2,000,000 shares are reserved for issuance under the Company 2002 Stock Incentive Plan, as amended, and of which 3,675,000 shares are reserved for issuance under the CipherTrust 2000 Stock Option Plan, as amended (collectively, the “Plans”).

I.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

In rendering our opinion, we have examined the following records, documents and instruments:

(a)	The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of Delaware as of June 19, 2007 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(b)	The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)	A Certificate of an officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors relating to the assumption and approval of the Plans; and (ii) certifying as to certain factual matters;

(d)	A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of June 19, 2007;

(e)	The Registration Statement;

(f)	The Plans; and

(g)	An electronic mail message from Wells Fargo Shareholder Services, the Company’s transfer agent, dated June 19, 2007 as to the number of shares of the Company’s Common Stock outstanding as of June 18, 2007.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

II.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold; (ii) the Shares to be sold are issued in accordance with the terms of the Plans; (iii) the Company receives the full consideration for the Shares as stated in the Plans; (iv) appropriate certificates evidencing the Shares are executed and delivered by the Company; (v) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company’s Common Stock; and (vi) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the Plans and the Registration Statement, will be legally issued and fully paid and nonassessable.

III.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Heller Ehrman LLP